UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006

CAREGUIDE, INC.
(Exact name of the Registrant as specified in its charter)

Delaware	0-22319	16-1476509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12301 N.W. 39th Street Coral Springs, Florida 33065
(Address of principal executive offices and Zip Code)

the Registrant’s telephone number, including area code: (954) 796-3714

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of Haelan Corporation

On December 8, 2006, pursuant to the Agreement and Plan of Merger, dated as of November 3, 2006, by and among CareGuide, Inc., a Delaware corporation (the “Registrant”), Haelan Acquisition Corporation, an Indiana corporation and a wholly-owned subsidiary of the Registrant (“Merger Sub”), Haelan Corporation, an Indiana corporation (“Haelan”) and Richard L. Westheimer, as securityholders’ representative (the “Merger Agreement”), Merger Sub merged with and into Haelan (the “Merger”), and as a result Haelan became a wholly-owned subsidiary of the Registrant. The Merger Agreement and the Merger were approved by the shareholders of Haelan at a meeting held on November 20, 2006. In the Merger, the Registrant paid $1.5 million in cash to Haelan to satisfy certain liabilities of Haelan existing at the closing and specified in the Merger Agreement, and all outstanding securities of Haelan were exchanged for convertible promissory notes of the Registrant (the “Convertible Notes”) in the aggregate principal amount of $6.5 million. The Convertible Notes are subordinated to the rights of the Registrant’s senior lender.

The Convertible Notes carry an interest rate of 5% per year, compounding annually, mature on December 8, 2009 and are convertible at maturity into shares of the Registrant’s common stock, par value $0.01 per share, valued based upon the average closing price of the common stock on the OTC Bulletin Board, or any exchange on which the Registrant’s common stock is then traded, for the 20 consecutive trading days ending on the date prior to conversion. The maturity date of the notes may be accelerated in the event of a sale transaction, as defined in the Convertible Notes, involving the Registrant.

In the event that the average closing price of the Registrant’s common stock for the 20 consecutive trading days ending on the date prior to conversion is equal to or greater than $1.50 per share, the outstanding principal and accrued interest under the Convertible Notes will convert into shares of common stock at $1.50 per share. In the event that such average closing price at the time of conversion is less than $1.50 per share, the outstanding principal and accrued interest under the Convertible Notes will convert into shares of common stock at such average closing price, but not less than $1.00 per share, and in such case each holder of a Convertible Note may elect to receive all or a portion of the amounts due under the note in cash in lieu of shares of common stock of the Registrant. After December 8, 2007, or upon a sale transaction, the Registrant may elect to prepay the amounts then outstanding under the Convertible Notes in cash, subject to the prior approval of the Registrant’s senior lender under its credit facility, but upon any such election by the Registrant, if the average closing price of the Registrant’s common stock for the 20 consecutive trading days ending on the date prior to conversion is at least $1.00 per share, each holder of a Convertible Note may elect to receive all or any portion of the amounts due under the Convertible Note in the form of shares of common stock.

The Merger Agreement also contains an “earn-out” provision under which the Registrant is required to pay additional amounts to the former Haelan securityholders in the event that Haelan’s revenues during the year ending December 31, 2007 exceed $4,380,000. For each $1.00 of revenue above this target, the Registrant will pay $1.875, up to a maximum of $3,000,000 in the event that Haelan’s revenues for 2007 equal or exceed $5,980,000. The maximum amount will also be payable by the Registrant in the event of a sale transaction involving the Registrant that is consummated on or before December 31, 2007. The “earn-out” consideration is payable by the Registrant in cash, although the Registrant may elect to pay up to two-thirds of any amounts due under this provision by the issuance of shares of common stock, with such shares being valued by reference to the average closing price of the Registrant’s common stock for the 20 consecutive trading days ending on the last trading day before December 31, 2007. In the event that the Registrant issues shares of its common stock in satisfaction of any “earn-out” obligations, the Registrant has agreed to file with the Securities and Exchange Commission, and thereafter use its commercially reasonable efforts to have declared effective as soon as practicable, a “shelf” registration statement under the Securities Act covering the resale of such shares.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as an exhibit to a Current Report on Form 8-K filed by the Registrant on November 6, 2006 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Convertible Notes

The Registrant’s Convertible Notes described in Item 2.01 of this Form 8-K were issued without registration under the Securities Act of 1933, as amended, in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Julie A. Meek as Executive Officer

In connection with the completion of the Merger, the Registrant entered into an employment agreement with Julie A. Meek pursuant to which Dr. Meek has been appointed as the Chief Science Officer of the Registrant. Her employment agreement has an initial one-year term, which automatically renews for additional one-year periods unless earlier terminated by the Registrant or Dr. Meek. Dr. Meek’s base salary under the employment agreement is initially $185,000 per year, increasing to $200,000 per year as of January 1, 2007, and Dr. Meek is eligible for a discretionary calendar year bonus in an amount up to 20% of her base salary, subject to her achievement of mutually agreed upon performance goals to be established within the first 60 days of each calendar year. In addition, Dr. Meek is eligible for any other bonus payments as may be awarded by the Registrant’s board of directors. Dr. Meek is also eligible to receive options to purchase shares of the Registrant’s common stock under the Registrant’s stock option plans on the same basis as similarly situated employees. The decision to grant any such options and the terms of such options will be within the discretion of the Registrant’s board of directors.

In the event that Dr. Meek’s employment is terminated by the Registrant “without cause” or by Ms. Meek for “good reason” (each as defined in her employment agreement), subject to Dr. Meek’s entering into and not revoking a separation agreement and release in a form acceptable to the Registrant, Dr. Meek will be entitled to receive: (i) severance payments equal to her then applicable base salary for a period of six months; (ii) a pro rated portion of any annual bonus that she would have received had she remained employed through the calendar year for which the bonus is calculated; and (iii) if she timely elects and remains eligible for continued coverage under COBRA, that portion of the COBRA premiums that the Registrant was paying prior to the date of termination for as long as she is receiving severance payments under the employment agreement (or until she is eligible for health care coverage under another employer’s plan, whichever period is shorter).

The foregoing description of Dr. Meek’s employment agreement is not complete and is qualified in its entirety by reference to the employment agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Additional information about Dr. Meek is set forth below:

Julie A. Meek, D.N.S. Dr. Meek, age 53, is Chief Science Officer of the Registrant. From May 1995 to December 2006, she was founder, president and chief executive officer of Haelan Corporation, a privately-held health improvement solutions company based in Indianapolis, Indiana, and a member of its board of directors. For more than two decades, Dr. Meek has been working with companies to enhance the workplace culture, improve employee health and productivity, and establish effective population health management strategies for decreased healthcare costs. Her long-term research and development efforts have focused on predictive modeling, health coaching and the perceived health model. Dr. Meek serves on the Disease Management Association of America’s Employer Council, Quality & Research Committee and the Predictive Modeling Subcommittee. Dr. Meek completed her doctoral work, with highest distinction, in the areas of behavioral science and health management at Indiana University, where she was awarded a three-year Research Fellow position while attending Indiana University. She is a prominent speaker at national conferences and also is published in the areas of predictive modeling, behavior change, behavioral coaching, disease management, benefit strategies and outcomes evaluation.

Appointment of Michael J. Barber as New Director

In connection with the completion of the Merger, Michael J. Barber was appointed to the Registrant’s Board of Directors, which appointment became effective upon the closing of the Merger. Information about Dr. Barber is set forth below:

Michael Barber, M.D. Mr. Barber, age 58, joined the Registrant’s board of directors in December 2006. In July 2006, Dr. Barber founded and since July 2006 has been serving as the chief executive officer of The Advanced Practice Institute, a health care consulting company specializing in the implementation of technology and advanced practice techniques into medical practice, hospital/physician business development and collaboration strategies and organizational development. From February 2003 to May 2006, Dr. Barber served as the chief executive officer and chief operating officer of Group Health Associates, where he was responsible for reorganizing the leadership team and moving the group from a pre-paid medical group model to a fee-for-service business model. From November 2001 to February 2003, he was a healthcare consultant for The Scheller Bradford Group. From November 1999 to November 2001, Dr. Barber served in executive roles with Haelan Corporation, a health improvement solutions company based in Indianapolis, Indiana, and served on Haelan’s board of directors from November 1999 to December 2006. He was chief executive officer of Momentum Health Solutions, a new venture associated with a long-term care managed care company, from January 1998 to November 1999. From 1991 to 1997, Dr. Barber was with ChoiceCare, where he served in a series of executive roles, including vice president of clinical services, senior medical director, executive vice president and chief medical officer. From 1976 to 1990, Dr. Barber was a staff physician and the president of The Fairfield Group, a family medical practice, and was associate clinical professor of family practice at the University of Cincinnati from 1981 to 1990. Dr. Barber received his B.A. degree from Indiana University, where he was elected to Phi Beta Kappa. He received his M.D. from the Indiana University School of Medicine. He is a licensed physician, is certified by the American Board of Medical Management and is a member of the American College of Physician Executives and the American Academy of Family Practice. He also serves on the boards of directors of Beech Acres Parenting Center and Episcopal Retirement Homes of Ohio.

Item 8.01 Other Events.

A copy of the press release dated December 11, 2006 announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment on or before February 23, 2007.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment on or before February 23, 2007.

(d) Exhibits

Exhibit
Number	Exhibit Description
2.1 (1)	Agreement and Plan of Merger, dated November 3, 2006, by and among CareGuide, Inc., Haelan Acquisition Corporation, Haelan Corporation and Richard L. Westheimer as securityholders’ representative
10.1	Employment Agreement, effective as of December 8, 2006, by and between CareGuide, Inc. and Julie A. Meek
99.1	Press Release dated December 11, 2006

(1)	Previously filed as Exhibit 2.1 to the Registrant’s Report on Form 8-K filed with the Commission on November 6, 2006, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2006	PATIENT INFOSYSTEMS, INC. By: /s/ Chris E. Paterson Chris E. Paterson President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
2.1 (1)	Agreement and Plan of Merger, dated November 3, 2006, by and among CareGuide, Inc., Haelan Acquisition Corporation, Haelan Corporation and Richard L. Westheimer as securityholders’ representative
10.1	Employment Agreement, effective as of December 8, 2006, by and between CareGuide, Inc. and Julie A. Meek
99.1	Press Release dated December 11, 2006

(1)	Previously filed as Exhibit 2.1 to the Registrant’s Report on Form 8-K filed with the Commission on November 6, 2006, and incorporated by reference herein.